As filed with the Securities and Exchange Commission on August 28, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FORUM ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	61-1488595
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10344 Sam Houston Park Drive, Suite 300
Houston, Texas 77064
(281) 949-2500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John C. Ivascu
Executive Vice President, General Counsel, Chief Compliance Officer
and Corporate Secretary
Forum Energy Technologies, Inc.
10344 Sam Houston Park Drive, Suite 300
Houston, Texas 77064
(281) 949-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Tull R. Florey
Gibson, Dunn & Crutcher LLP
811 Main Street, Suite 3000
Houston, Texas 77002
(346) 718-6600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☒
Non-Accelerated Filer	☐	Smaller Reporting Company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Prospectus

Common Stock
Preferred Stock
Debt Securities
Warrants
We or selling securityholders may offer from time to time an indeterminate amount of our common stock, $0.01 par value per share (“Common Stock”), preferred stock, $0.01 par value per share (“Preferred Stock”), debt securities (which may be senior, senior subordinated or subordinated) and warrants. We refer to these shares of Common Stock, shares of Preferred Stock, debt securities and warrants collectively as the “securities.” The securities may be convertible into or exercisable or exchangeable for other securities. This prospectus describes the general terms of these securities and the general manner in which we or any of the selling securityholders will offer these securities. Each time we or any of the selling securityholders sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which we or any of the selling securityholders will offer the securities. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you invest in any of our securities.
Our Common Stock is listed on the New York Stock Exchange (“NYSE”) and the NYSE Texas, Inc. (“NYSE Texas”) under the symbol “FET.”
     See the section entitled “Risk Factors” beginning on page 7 of this prospectus and any similar section contained in any applicable prospectus supplement to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus is dated August 28, 2026.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.
You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus and the applicable prospectus supplement, before making an investment decision.
Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “FET,” “Forum,” “Company,” “we,” “us” or “our” are to Forum Energy Technologies, Inc. and, as applicable, its subsidiaries.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. In addition, selling securityholders identified in a prospectus supplement may, from time to time, sell securities described in this prospectus. This prospectus provides you with a general description of the securities that we or the selling securityholders may offer. Each time we or any selling securityholders use this prospectus to offer securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add to, update or change the information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below. Neither we nor the selling securityholders have authorized anyone else to provide you with any information other than that included or incorporated by reference in this prospectus and the applicable prospectus supplement and we can provide no assurance as to the reliability of such information. This prospectus is not making an offer to sell in any jurisdiction in which the offer or sale is not permitted. You should not assume that the information in the prospectus, any prospectus supplement or any other document incorporated by reference in this prospectus is accurate as of any date other than the dates of those documents.

FORWARD-LOOKING STATEMENTS
Statements contained in this prospectus and the documents incorporated by reference herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements include those concerning our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, and objectives of management. When used in this prospectus, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.
Forward-looking statements may include, but are not limited to, statements about the following subjects:
•our business strategy;
•our cash flows and liquidity and ability to refinance our debt;
•the volatility and impact of changes in oil and natural gas prices;
•the availability of raw materials and specialized equipment;
•our ability to accurately predict customer demand;
•customer order cancellations or deferrals;
•disputes over production levels among members of the Organization of Petroleum Exporting Countries and other allied oil and gas producing nations, which could result in increased volatility in prices for oil and natural gas that could affect the markets for our services;
•disruptions to the operations and business of our key customers, suppliers and other counterparties, including impacts affecting our supply chain and logistics;
•competition in the energy industry;
•the occurrence of cybersecurity incidents, attacks or other breaches to our technology systems;
•governmental regulation and taxation of the energy industry, including the application of tariffs by governmental authorities;
•environmental liabilities;
•political, social and economic issues affecting the countries in which we do business;
•changes in relative activities of U.S. and international operations;
•our ability to deliver our backlog in a timely fashion;
•our ability to implement new technologies and services;
•the availability, cost and terms of capital;
•general economic and political conditions;

•our ability to successfully manage our growth, including risks and uncertainties associated with integrating and retaining key employees of any businesses we acquire;
•the benefits, including our ability to achieve desired synergies and operational efficiencies, of our acquisitions;
•the availability of key management personnel;
•the availability of skilled and qualified labor;
•operating hazards inherent in our industry;
•the ability to establish and maintain effective internal control over financial reporting;
•financial strategy, budget, projections and operating results;
•uncertainty regarding our future operating results; and
•other plans, objectives, expectations and intentions contained in or incorporated by reference into this prospectus that are not historical.
Each forward‐looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward‐looking statements, except as required by law, and you should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from our plans, intentions or expectations.
We disclose important factors that could cause our actual results to differ materially from our expectations under the section entitled “Risk Factors” beginning on page 7 of this prospectus, as well as the other documents that we incorporate by reference into this prospectus and any applicable prospectus supplement, including our most recent Annual Report on Form 10-K and in any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026 (including the portions of our proxy statement for our 2026 annual meeting of stockholders incorporated by reference therein);
•our Quarterly Report on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 1, 2026 and July 31, 2026, respectively;
•our Current Reports on Form 8-K filed with the SEC on January 12, 2026, February 5, 2026 and May 12, 2026; and
•the description of our Common Stock contained in Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 8, 2025, together with any amendment or report filed with the SEC updating such description.
In addition, all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information “furnished” pursuant to Item 2.02 or Item 7.01 with the SEC on any Current Report on Form 8-K and other portions of documents that are “furnished,” but not “filed,” pursuant to applicable rules promulgated by the SEC, unless otherwise noted), prior to the completion or termination of the applicable offering under this prospectus and any applicable prospectus supplement, shall be deemed to be incorporated by reference into this prospectus.
Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.
We file annual, quarterly and other reports and other information with the SEC. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may inspect a copy of the registration statement through the SEC’s website. We make available free of charge on or through our Internet website, www.f-e-t.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not a part of this prospectus and is not incorporated by reference into this prospectus (unless specifically incorporated by reference into this prospectus as described above).
This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s website at www.sec.gov.

You may obtain any of the documents incorporated by reference into this prospectus from the SEC through the SEC’s website at the address provided above. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that is incorporated by reference into this prospectus (excluding any exhibit to those documents, unless the exhibit is specifically incorporated by reference into such documents), at no cost, by visiting our Internet website at www.f-e-t.com, or by writing or calling us at the following address:
Forum Energy Technologies, Inc.
10344 Sam Houston Park Drive, Suite 300
Houston, Texas 77064
Attention: Investor Relations
Telephone: (281) 949-2500

THE COMPANY
    We are a global manufacturing company serving the oil, natural gas, defense and renewable energy industries. With headquarters in Houston, Texas, FET optimizes customer operations by improving safety, increasing efficiency and reducing environmental impact. Our highly engineered products include capital equipment and consumable products. FET’s customers include oil and natural gas operators, oilfield service companies, pipeline and refinery operators, defense contractors and renewable energy companies. Consumable products are used by our customers in drilling, well construction and completion activities and at processing centers and refineries. Our capital products are directed at drilling rig equipment for constructing new or upgrading existing rigs, subsea construction and development projects, submarine rescue systems and equipment for military use, pressure pumping equipment, the placement of production equipment on new producing wells, downstream capital projects and capital equipment for renewable energy projects.
Our principal executive offices are located at 10344 Sam Houston Park Drive, Suite 300, Houston, Texas 77064, and our telephone number is (281) 949-2500.

RISK FACTORS
An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also impair our business operations or adversely affect our results of operations or financial condition.
If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. You could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement. Please read “Forward-Looking Statements.”

USE OF PROCEEDS
Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include, among other things:
•the repayment, refinancing or redemption of outstanding indebtedness or other securities;

•working capital;

•capital expenditures; and

•acquisitions of businesses or other assets.
The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to repayments of outstanding indebtedness.
We will not receive any proceeds from the sale by the selling securityholders of our securities under this prospectus and any accompanying prospectus supplement. Any proceeds from the sale of such securities under this prospectus and any accompanying prospectus supplement will be received by the selling securityholders.

DESCRIPTION OF CAPITAL STOCK
General
As of the date of this prospectus, we are authorized to issue up to 33,300,000 shares of stock, including up to 29,600,000 shares of Common Stock and up to 3,700,000 shares of Preferred Stock.
The following is a summary of the key terms and provisions of our equity securities. You should refer to the applicable provisions of our Third Amended and Restated Certificate of Incorporation (as amended, our “Certificate of Incorporation”), our Third Amended and Restated Bylaws (our “Bylaws”), the Delaware General Corporation Law (“DGCL”) and the documents we have incorporated by reference for a complete statement of the terms and rights of our capital stock.
Common Stock
    Except as provided by law or in a preferred stock designation, holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Because holders of our Common Stock have the exclusive right to vote for the election of directors and do not have cumulative voting rights, the holders of a majority of the shares of our Common Stock can elect all of the members of the board of directors of the Company (the “Board”) standing for election, subject to the rights, powers and preferences of any outstanding series of Preferred Stock that we may issue in the future. The holders of our Common Stock are entitled to receive:
•dividends as may be declared by the Board from time to time out of funds legally available for the payment of dividends; and
•if Forum is liquidated, dissolved or wound up, all of our assets available for distribution to holders of our Common Stock after satisfaction of all of our liabilities and the prior rights of any outstanding class of Preferred Stock, pro rata, based on the number of shares held.
Our Common Stock carries no preemptive or other subscription rights to purchase shares of Common Stock and is not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.
Preferred Stock
    Subject to the provisions of our Certificate of Incorporation and legal limitations, the Board will have the authority, without further vote or action by our stockholders, to issue shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions of our Preferred Stock, including provisions related to dividends, conversion, voting, redemption, liquidation and the number of shares constituting the series or the designation of that series, which may be superior to those of our Common Stock.
The issuance of shares of Preferred Stock by the Board as described above, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, may adversely affect the rights of the holders of our Common Stock. For example, Preferred Stock may rank prior to our Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of our Common Stock. The issuance of shares of Preferred Stock may discourage third-party bids for our Common Stock or may otherwise adversely affect the market price of our Common Stock. In addition, Preferred Stock may enable the Board to make it more difficult or to discourage attempts to obtain control of us through a hostile tender offer, proxy contest, merger or otherwise, or to make changes in our management. Shares of Preferred Stock may be offered either separately or represented by depositary shares.
The prospectus supplement relating to any series of Preferred Stock that we offer will include specific terms relating to the offering and the name of any transfer agent for that series. We will file the form of any Preferred Stock with the SEC before we issue Preferred Stock, and you should read the terms of such Preferred

Stock for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•the title of the Preferred Stock;

•the maximum number of shares of the series;

•the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

•any terms for the conversion or exchange of the Preferred Stock for other securities of Forum or any other entity;

•any sinking fund or other provisions that would obligate us to redeem or purchase the Preferred Stock;

•any redemption provisions;

•any liquidation preference;

•any voting rights; and

•any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws
Some provisions of Delaware law, our Certificate of Incorporation and our Bylaws could make certain change of control transactions more difficult, including acquisitions of us by means of a tender offer, a proxy contest or otherwise, as well as removal of our incumbent directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in his or her best interests, including transactions that might result in a premium over the market price for our Common Stock.
 Business Combinations under Delaware Law
    In our Certificate of Incorporation, we are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
•before the person became an interested stockholder, the Board approved either the business combination or the transaction in which the interested stockholder became an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced (other than statutorily excluded shares); or
•on or after the date the interested stockholder attained that status, the business combination is approved by the Board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. The term “business combination” is broadly defined to include a broad array of transactions, including mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation or all of the outstanding stock of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.
Certificate of Incorporation and Bylaws
Among other things, our Certificate of Incorporation and Bylaws:
•establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be delivered to our secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting to the extent they do not comply with the requirements in these advance notice procedures;
•provide the Board the ability to authorize the issuance of undesignated Preferred Stock. This makes it possible for the Board to issue, without stockholder approval, Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to change control of us;
•provide that the authorized number of directors may be changed only by resolution of the Board;
•provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;
•provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of Preferred Stock;
•provide that our Certificate of Incorporation and Bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding Common Stock;
•provide that special meetings of our stockholders may only be called by the Board, the chief executive officer, the president, the secretary, the chairman of the board or by stockholders holding a majority of the outstanding shares entitled to vote generally in the election of directors;
•provide for the Board to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors who may be elected by holders of Preferred Stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors; and
•provide that a member of the Board may only be removed for cause and only by the affirmative vote of the holders of at least two-thirds of our then outstanding Common Stock.

Amendment of the Bylaws
    The Board may amend or repeal the Bylaws and adopt new bylaws by the affirmative vote of the Board. The stockholders may amend or repeal the Bylaws and adopt new bylaws by the affirmative vote of the holders of at least two-thirds of our then outstanding Common Stock at any annual meeting or special meeting for which notice of the proposed amendment, repeal or adoption was contained in the notice for such special meeting.
Limitation of Liability and Indemnification of Officers and Directors
    Our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by Delaware law, for liability:
•for any breach of the duty of loyalty to us or our stockholders;
•for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;
•for unlawful payment of a dividend or unlawful stock purchases or redemptions; or
•for any transaction from which the director derived an improper personal benefit.
As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above. We have entered into indemnification agreements with each of our other current directors and officers.
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Equiniti Trust Company LLC.

Market Information

    Our Common Stock is listed on the NYSE and NYSE Texas under the symbol “FET.”

DESCRIPTION OF DEBT SECURITIES

The debt securities we may offer pursuant to this prospectus will be the general unsecured obligations of Forum Energy Technologies, Inc. and will be senior, senior subordinated or subordinated debt. Our unsecured senior debt securities, unsecured senior subordinated debt securities and unsecured subordinated debt securities will be issued under separate indentures to be entered into by us and a trustee to be named in a prospectus supplement.

If we issue any debt securities using this prospectus, we will file a form of the applicable indenture by amendment to the registration statement of which this prospectus forms a part or as an exhibit to a document to be incorporated by reference herein. You should refer to the applicable indenture for more specific information.

The senior debt securities will rank equally with each other and with all of our other unsecured and unsubordinated indebtedness. Our senior debt securities will effectively be subordinated to any of our secured indebtedness, including amounts we have borrowed under any secured revolving or term credit facility, and the liabilities of our subsidiaries. The senior subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplemental indenture, to the senior indebtedness designated in such indenture or supplemental indenture. The subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplemental indenture, to all of our senior and senior subordinated indebtedness.

We will include the specific terms of each series of the debt securities being offered in a prospectus supplement.

DESCRIPTION OF WARRANTS

We will set forth in the applicable prospectus supplement a description of any warrants that may be offered pursuant to this prospectus.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference herein.
PLAN OF DISTRIBUTION
We or the selling securityholders may sell the offered securities: (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. A description of the specific plan of distribution of the securities that may be offered pursuant to this prospectus, including any underwriters, dealers, agents or direct purchasers and their compensation, will be set forth in the applicable prospectus supplement.
LEGAL MATTERS
The validity of the securities described in this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas. If the securities are being distributed through underwriters or agents, the validity of the securities will be passed upon for the underwriters or agents by counsel identified in the related prospectus supplement. Matters relating to the securities will be passed for the selling securityholders by each of the selling securityholders’ own respective counsel.
EXPERTS
The financial statements of Forum Energy Technologies, Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this prospectus, and the effectiveness of Forum Energy Technologies, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

Part II
Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth the estimated costs and expenses payable by Forum in connection with the sale of securities being registered hereby.

Item	Amount
SEC registration fee	$	*
Accounting fees and expenses		**
Legal fees and expenses		**
Trustees’ fees and expenses		**
Printing and engraving expenses		**
Listing fees		**
Miscellaneous		**

Total	$	**

_____________
*    In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.
**    Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Officers and Directors
Delaware General Corporation Law
Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the Delaware Court of Chancery or such other court shall deem proper.
Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.
Section 145(d) of the DGCL provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). The determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in Section 145. The expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon those terms and conditions, if any, as the corporation deems appropriate.
Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145.
Section 145(k) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted in accordance with, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation
The Certificate of Incorporation provides that a director will not be liable to the Company or its stockholders for monetary damages, to the fullest extent permitted by the DGCL, for breach of fiduciary duty as a director. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided for in the Certificate of Incorporation, will be limited to the fullest extent permitted by the amended DGCL. The Certificate of Incorporation also contains indemnification rights for the directors and officers. Specifically, the Certificate of Incorporation provides that the Company shall indemnify its officers and directors to the fullest extent authorized by the DGCL.
Certain Other Arrangements
The Company has obtained directors’ and officers’ insurance to cover its directors, officers and some employees for certain liabilities. Each of the Company’s current and former directors and certain officers are indemnified pursuant to an indemnification agreement and to the fullest extent possible under law against all losses pertaining to certain actions taken by them, or failures to act. Pursuant to these agreements, if an officer or director makes a claim of indemnification to the Company, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) the Company to indemnify the officer or director.

Item 16.	Exhibits†

Exhibit Number	Description

4.1
Third Amended and Restated Certificate of Incorporation of Forum Energy Technologies, Inc. dated March 28, 2011 (incorporated herein by reference to Exhibit 3.2 to Amendment No. 5 to the Registration Statement, filed on March 29, 2012) (File No. 333-180676).

4.2
Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of Forum Energy Technologies, Inc., effective November 9, 2020 (incorporated herein by reference to Exhibit 3.1 on the Company’s Current Report on Form 8-K, filed on November 9, 2020).

4.3
Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of Forum Energy Technologies, Inc., effective May 12, 2025 (incorporated herein by reference to Exhibit 3.1 on the Company’s Current Report on Form 8-K, filed on May 13, 2025).

4.4
Third Amended and Restated Bylaws of Forum Energy Technologies, Inc. dated May 12, 2023 (incorporated herein by reference to Exhibit 3.1 on the Company’s Current Report on Form 8-K, filed on May 17, 2023) (File No. 1-35504).

4.5	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 to the Registration Statement, filed on December 29, 2011) (File No. 333-180676).

4.6**	Form of Senior Debt Indenture.

4.7**	Form of Senior Subordinated Debt Indenture.

4.8**	Form of Subordinated Debt Indenture.

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

107*	Filing Fee Table.
________________
†    We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any preferred stock, debt securities or warrants, (iii) any additional required opinions of counsel with respect to the legality of the securities offered hereby and (iv) any required opinion of counsel as to certain tax matters relative to the securities offered hereby. Any required Statements of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1 would be filed, if necessary, on Form 305B2 in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
*    Filed herewith.
**    To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the securities.

Item 17.	Undertakings
(a)The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” set forth in Exhibit 107 to the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 28, 2026.

FORUM ENERGY TECHNOLOGIES, INC.

By:	/s/ Neal A. Lux
Name:	Neal A. Lux
Title:	President and Chief Executive Officer

POWER OF ATTORNEY
KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints Neal A. Lux, D. Lyle Williams, Jr. and John C. Ivascu as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on August 28, 2026.

Signature	Title

/s/ Neal A. Lux	President, Chief Executive Officer and Director
Neal A. Lux	(principal executive officer)

/s/ D. Lyle Williams, Jr.	Executive Vice President and Chief Financial Officer
D. Lyle Williams, Jr.	(principal financial officer)

/s/ Katherine C. Keller	Senior Vice President and Chief Accounting Officer
Katherine C. Keller	(principal accounting officer)

/s/ Michael McShane	Chairman of the Board
Michael McShane

/s/ Evelyn M. Angelle	Director
Evelyn M. Angelle

/s/ Leslie A. Beyer	Director
Leslie A. Beyer

/s/ John A. Carrig	Director
John A. Carrig

/s/ Aron H. Marquez	Director
Aron H. Marquez

/s/ Louis A. Raspino	Director
Louis A. Raspino

/s/ Paul E. Rowsey III	Director
Paul E. Rowsey III

/s/ Mark W. Smith	Director
Mark W. Smith